UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2011

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

999 Third Avenue, Suite 4600, Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 25, 2011, Zillow, Inc. (“Zillow”) sold and issued 274,999 shares of its Class A common stock at a price of $20.00 per share in a private placement (the “Private Placement”) for aggregate gross proceeds of $5,499,980 pursuant to a Common Stock Purchase Agreement among Zillow, TCV V, L.P., TCV Member Fund, L.P., and PAR Investment Partners, L.P. (together, the “Investors”), dated June 16, 2011 (the “Purchase Agreement”). The Private Placement closed concurrently with the closing of Zillow’s initial public offering of shares of its Class A common stock. The sale and issuance of the shares of Class A common stock in the Private Placement were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each Investor represented that it is an “accredited investor,” as defined under Rule 501 promulgated under the Securities Act, with access to information about Zillow sufficient to evaluate the investment. Each of the Investors represented their intentions to acquire the Class A common stock for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in the transaction.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.3	Common Stock Purchase Agreement among Zillow, TCV V, L.P., TCV Member Fund, L.P., and PAR Investment Partners, L.P. dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011	ZILLOW, INC.

	By:	/s/ KATHLEEN PHILIPS
	Name:	Kathleen Philips
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.3	Common Stock Purchase Agreement among Zillow, TCV V, L.P., TCV Member Fund, L.P., and PAR Investment Partners, L.P. dated June 16, 2011.